UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

September 1, 2004

(Date of earliest event reported)

Segmentz, Inc.

(Exact name of registrant as specified in its charter)

Delaware                                      000-49606                                      03-0450326

(State or other jurisdiction of             (Commission File Number)     (I.R.S. Employer Identification Number)

incorporation or organization)

18302 Highwoods Preserve Parkway Suite 100 Tampa, FL 33647

(Address of principal executive offices)

Registrant's telephone number, including area code:

(813) 989-2232

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

9                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

9                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

9                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

9                   Pre-commencement communications

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 1, 2004, Segmentz acquired all of the issued and outstanding stock of Express-1, Inc., a privately owned provider of third party logistics services.  The stock of Express-1, Inc. was acquired from 5 nonaffiliated individual accredited shareholders.  Prior to the closing of the transaction Segmentz had no material relationship with any of the selling shareholders.

The purchase price for the stock of Express-1, Inc., included a $6,000,000 cash payment, the issuance of 50,000 shares of restricted common stock of Segmentz, and the issuance of warrants to purchase 500,000 shares of common stock of Segmentz at an exercise price of $1.75 per share.  The consideration also includes an earn-out provision under which Segmentz could be required to pay up to an additional $6,500,000 in cash and restricted common stock to the selling shareholders over the following 3 years, depending on the performance of Express-1, Inc.

The effective date of the closing is August 1, 2004.

A copy of the Stock Purchase Agreement setting forth the terms of the transaction is incorporated by reference to Exhibit 10.1 to that certain Form 8-K filed by Segmentz with the Commission on August 13, 2004.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)        Financial Statements of Business Acquired

The Financial Statements required by Item 9.01(a) of Form 8-K shall be filed by amendment to this Form 8-K within the time limits proscribed by the rule.

(b)        Pro Forma Financial Information

The Financial Statements required by Item 9.01(a) of Form 8-K shall be filed by amendment to this Form 8-K within the time limits proscribed by the rule.

(c)        Exhibits

10.1	Stock Purchase Agreement (incorporated by reference to Exhibit 10.1 to that certain Form 8-K filed by Segmentz with the Commission on August 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGMENTZ, INC.

By:       /s/ John S. Flynn
Name: John S. Flynn

Title:     President and Secretary

Date:  September 7, 2004